Exhibit 99.1



                    Escala Group Receives Notice from NASDAQ

          Company's Common Stock to Be Delisted from the NASDAQ Global Select Market on January 10, 2007; Company Immediately Appeals Decision



    NEW YORK--(BUSINESS WIRE)--Jan. 8, 2007--Escala Group, Inc. (NASDAQ:ESCL) today announced that it has received notification that the NASDAQ Listing Qualifications Panel has determined to delist the Company's common stock from the NASDAQ Global Select Market, effective at the open of business on January 10, 2007. This delisting is a result of the Company's not having timely filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. In response to the determination, the Company today appealed the Panel's decision to the NASDAQ Listing and Hearing Review Council; however, this appeal will not result in a stay of the Panel's determination to delist the Company's common stock. The Company is committed to regaining compliance with all NASDAQ filing requirements and, in the event the appeal is unsuccessful, intends to seek to obtain relisting of its common stock on NASDAQ or another national securities exchange.

    The Company has been advised that its common stock is immediately eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the open of business on January 10, 2007.

    About Escala Group, Inc.

    Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

    Escala's Group Companies focused on philately are Greg Manning Auctions, Ivy & Manning Philatelic Auctions, H.R. Harmer, and Nutmeg Stamp Sales, all of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group Companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    About Pink Sheets LLC

    Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the Over-the-Counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

    Readers should note that the market liquidity for the Company's common stock is likely to be negatively affected by the delisting of the Company's common stock from the NASDAQ Global Select Market. In particular, it may be more difficult for holders to sell the Company's common stock in the open market, and the Company could face difficulty raising capital. Investors may also find it more difficult to obtain accurate quotations as to the market value of the Company's common stock. Although the Company has filed an appeal of the Panel's determination, there can be no assurance that such appeal will be successful.

    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.



    CONTACT: Escala Group:
             Matthew Walsh, 212-421-9400
             mwalsh@escalagroup.com